Exhibit 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Anaren Inc.:

      We consent to the incorporation by reference in the Registration Statements (No. 33-36761, No. 333-03193, No. 333-70397, No. 333-70427, No.
333-50390, and No. 333-50392) on Form S-8 of Anaren, Inc. of our reports dated September 28, 2007, with respect to the consolidated balance sheets of Anaren, Inc. and subsidiaries as of June 30, 2007 and 2006, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three year period ended June 30, 2007, and our report dated September 28, 2007, on the effectiveness of internal control over financial reporting as of June 30, 2007, which reports appear in the June 30, 2007 annual report on Form 10-K of Anaren, Inc.

      Our report dated September 28, 2007 on the effectiveness of internal control over financial reporting as of June 30, 2007 expresses our opinion that Anaren, Inc. did not maintain effective internal control over financial reporting as of June 30, 2007 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the following material weaknesses existed at June 30, 2007: 1) assessing risks arising from changes in internal control over financial reporting; 2) the timely assessment of the impact of significant contracts and accounting practices not in accordance with generally accepted accounting principles; and in the policies and procedures relating to 3) the accounting for inventory and cost of sales in China, 4) sales of product to distributors, 5) stock based compensation, and 6) sales returns, warranties and inventory valuation.

      As discussed in Note 2 to the consolidated financial statements, the Company adopted the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, as of June 30, 2007.

      As discussed in Note 2 to the consolidated financial statements, effective July 1, 2006, the beginning of the fiscal year ended June 30, 2007, the Company adopted Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

                                                     /s/ KPMG LLP

Syracuse, New York
September 28, 2007


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